UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 31, 2016, the Board of Directors of Marvell Technology Group Ltd. (the “Company”) approved a plan to restructure the Company’s operations to refocus its research and development activities, including discontinuing investment in specific research and development programs and consolidating certain research and development sites, which will eliminate approximately 900 positions worldwide. The Company also plans to divest certain non-strategic businesses. On November 2, 2016, the Company issued a press release announcing the restructuring. The full text of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

The restructuring will begin immediately and the Company expects the major activities to take place through the end of October 2017. As a result, the Company expects to incur charges of approximately $90 million to $110 million over the next four fiscal quarters, including cash charges of $35 million to $50 million. Restructuring and restructuring-related charges include an estimate of severance, asset impairment, lease termination fees and other costs.

This filing contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including those relating to the implementation of the proposed restructuring; expected reduction in headcount; expected reduction in operating expenses, including legal and accounting costs; expected increase in operating efficiency, increase in profitability and divestment of non-strategic businesses. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered an indication of future activity or future performance. Actual events or results may differ materially from those described in the press release due to a number of risks and uncertainties, including, but not limited to: Marvell’s ability to implement the proposed restructuring in a timely manner; the amount and timing of anticipated charges associated with the restructuring; Marvell’s ability to increase its operational efficiency and decrease its operating expenses to the anticipated level; its ability to divest certain non-strategic businesses within the anticipated timeframes and with the anticipated cost savings; the effect of litigation or regulatory activities, including the previously disclosed investigation by the United States Securities and Exchange Commission (“SEC”).

For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2016 as filed with the SEC on September 8, 2016, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Item 7.01 Regulation FD Disclosure

On November 2, 2016, the Company issued a press release announcing its plan to restructure its operations. The Company expects that the restructuring actions, which include discontinuing investment in specific research and development programs and consolidating certain research and development sites, will eliminate approximately 900 positions worldwide. The restructuring actions are expected to lower the Company’s annual operating expenses to a range of $820 million to $840 million from a current annual rate of $1.08 billion, based on the first half of fiscal 2017 on an annualized basis. In addition, the Company plans to divest non-strategic businesses with approximately $60 million in operating expenses and $100 million in revenue, based on the first half of fiscal 2017 on an annualized basis.

The information in Item 7.01 of this Current Report, including the portion of the press release related to the restructuring actions, the estimated annual operating expenses, and estimated operating expenses and revenues related to the divestiture of non-strategic businesses as set forth in the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor EVP, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 2, 2016